SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C.  20549


                               ---------------------------

                                        FORM 8-K

                                     CURRENT REPORT

                            Pursuant to Section 13 or 15(d) of
                            the Securities Exchange Act of 1934

 Date of Report                                               April 14, 1999
(Date of earliest event reported)


           CONNECTICUT  GENERAL  REALTY  INVESTORS  III LIMITED   PARTNERSHIP
               (exact name of registrant as specified in its charter)

                                     CONNECTICUT
                    (State or other jurisdiction of incorporation)

               0-14466                            06-1115374
       (Commission File Number)          (IRS Employer Identification Number)

900 Cottage Grove Road, South Building
Bloomfield, Connecticut                                        06002
(Address of principal executive offices)                     (Zip Code)

                                  (860) 726-6000
                (Registrant's telephone number, including area code)

      Connecticut General Realty Investors III Limited Partnership
                    (a Connecticut limited partnership)


ITEM 2.  Acquisition or Disposition of Assets

On April 14, 1999, the Partnership completed the sale of its investment in the Waterford Apartments to Case Ventures, Inc., an Oklahoma Corporation for a gross sales price of $14,675,000. The purchaser assumed the bond financing of $11,355,000 as part of the sale. The property had a depreciated cost of approximately $9,550,000 as of the date of sale. After deducting closing costs, the Partnership expects to record a gain of approximately $4,850,000.


ITEM 7(C).     Exhibits

10(a) Agreement of Purchase and Sale dated March 8, 1999 between Waterford Partnership and Case Ventures, Inc., an Oklahoma Corporation incorporated by reference to Exhibit 10(bb) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            CONNECTICUT GENERAL REALTY INVESTORS III
                            LIMITED PARTNERSHIP

                            By: CIGNA Realty Resources, Inc. - Fifth General Partner


Date: April 27, 1999        By:      /s/ John D. Carey
      --------------                 -------------------------
                                     John D. Carey, President
                                     (Principal Executive Officer)


Date: April 27, 1999        By:      /s/ Josephine C. Donofrio
      --------------                 -------------------------
                                     Josephine C. Donofrio, Controller
                                     (Principal Accounting Officer)